Exhibit 10.2

Debt Settlement and Release Agreement

by and among

Harmony Energy Technologies Corp

And

[__________________]

i

Exhibit

Exhibit A	Debt; Instruments; Payment Amount; Wire Instructions

ii

Debt Settlement and Release Agreement

Dated as of [_______], 2023

This Debt Settlement and Release Agreement (this “Agreement”) is entered into as of the date first set forth above (the “Effective Date”) by and between (i) Harmony Energy Technologies Corp, a Delaware corporation (the “Company”); and (ii) [____________________], a [_______________] (“Creditor”). Each of the Company and Creditor may be referred to herein collectively as the “Parties” and separately as a “Party”.

WHEREAS, the Company is indebted to Creditor for certain amounts and, pursuant to the terms and conditions herein, the Parties desire to undertake certain transactions pursuant to which such debts shall be settled as set forth herein;

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

Article I. Definitions and Interpretations

Section 1.01 Definitions. In addition to the other terms defined herein, the following terms, as used herein, have the following meanings

(a)	“Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise.

(b)	“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

(c)	“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in Delaware are authorized or required by law or executive order to close.

(d)	“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

(e)	“Company Board” means the Board of Directors of the Company.

(f)	“Contract” means any contract, lease, deed, mortgage, license, instrument, note, commitment, undertaking, indenture, joint venture and all other agreements, commitments and legally binding arrangements, whether written or oral.

(g)	“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract, or otherwise, with “Controlled”, “Controlling” and “under common Control with” have correlative meanings; and provided that, without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner ) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

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(h)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(i)	“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

(j)	“Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

(k)	“Lien” means any security interest, pledge, mortgage, lien, charge, limitation, condition, equitable interest, option, easement, encroachment, right of first refusal, or similar adverse claim or restriction, pledge, charge, security interest or encumbrance of any kind, including any restriction on transfer or other assignment, as security or otherwise, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing of or relating to use, quiet enjoyment, voting, receipt of income or exercise of any other attribute of ownership.

(l)	“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

(m)	“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

(n)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(o)	“Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee (including under Section 6901 of the Internal Revenue Code of 1986, as amended, or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

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(p)	“Taxing Authority” means the Internal Revenue Service and any other Governmental Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

(q)	“Termination Date” means the April 13, 2023.

(r)	“Transaction Documents” means this Agreement, and any other certificate, agreement or document entered into or delivered in connection with the transactions as contemplated herein or therein.

(s)	“Transactions” means the transactions contemplated by the Transaction Documents.

Section 1.02 Interpretive Provisions. Unless the express context otherwise requires (i) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (iii) the terms “Dollars” and “$” mean United States Dollars; (iv) references herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement; (v) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (vi) references herein to any gender shall include each other gender; (vii) references herein to any Person shall include such Person’s heirs, executors, personal Representatives, administrators, successors and assigns; provided, however, that nothing contained herein is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; (viii) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; (ix) references herein to any Contract or agreement (including this Agreement) mean such Contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof; (x) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (xi) references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and (xii) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

Article II. The Transactions

Section 2.01 Settlement.

(a)	The Parties acknowledge and agree that, as of the Effective Date, the Company is indebted to Creditor in the amount as set forth on Exhibit A (the “Debt”), which is owed pursuant to the notes, agreements or other instruments as set forth on Exhibit A, if any (as applicable, the “Instruments”).

(b)	On the terms and subject to the conditions set forth in this Agreement, in full and complete satisfaction of the Debt and the obligations of the Company pursuant to the Instruments, the Company shall pay to Creditor the sum as set forth on Exhibit A (the “Settlement Payment”), as follows:

(i)	25% of the Settlement Payment shall be paid at the Closing (as defined below);

(ii)	18.75% of the Settlement Payment shall be paid on the last Business Day of the first full calendar quarter commencing after the Closing Date (as defined below);

(iii)	18.75% of the Settlement Payment shall be paid on the last Business Day of the second full calendar quarter commencing after the Closing Date (as defined below);

(iv)	18.75% of the Settlement Payment shall be paid on the last Business Day of the third full calendar quarter commencing after the Closing Date (as defined below); and

(v)	18.75% of the Settlement Payment shall be paid on the last Business Day of the fourth full calendar quarter commencing after the Closing Date (as defined below).

(c)	Notwithstanding the foregoing, the Parties acknowledge and agree that the Company may pre-pay any part of or all of the Settlement Payment in advance of the dates as required in Section 2.01(b).

(d)	Effective as of the Closing, the Debt shall be deemed paid in full, provided that the obligations of the Company to make the Settlement Payment as set forth herein shall survive, and all of the Instruments, if any, shall be deemed terminated and shall be null and void and of no force or effect. Effective as of the Closing, the Holder hereby irrevocably waive any and all breaches, damages, claims or events of default under each and every of the Instruments, which are hereby waived in their entirety.

(e)	The Parties acknowledge and agree that the Company is currently a party to the Agreement and Plan of Merger, dated as of April 13, 2023 by and between (i) the Company; (ii) ZRCN Inc., a California corporation and a wholly owned subsidiary of the Company; and (ii) Zircon Corporation, a California corporation (“Zircon”), pursuant to which Zircon will merged with and into Merger Sub, with Zircon surviving and continuing its operations as a wholly owned subsidiary of the Company (the “Zircon Transactions”). In addition to the other conditions to the Closing as set forth herein, the Parties agree that the Closing hereunder shall occur substantially simultaneously with closing of the Zircon Transactions, and shall be conditioned thereon.

Section 2.02 Closing. The closing of the Transactions (the “Closing”) shall occur on the second Business Day following the satisfaction or waiver (by the Party for whose benefit the conditions exist) of the conditions to Closing set forth in Section 6.01, Section 6.02 and Section 6.03, or at such other date, time or place as the Parties may agree (the date and time at which the Closing is actually held being the “Closing Date”), via the exchange of electronic documents and other items as required herein, and provided that the Parties acknowledge and agree that the condition to the Closing as set forth in Section 6.01(a) shall not be subject to the two Business Day prior satisfaction, and will be satisfied, if at all, at the Closing.

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Section 2.03 Creditor Deliverables at the Closing. At the Closing, Creditor shall deliver to the Company a certificate of Holder or an authorized officer or manager of Holder if Holder is an entity, dated as of the Closing Date, and:

(a)	certifying that the conditions set forth in Section 6.02(a) and Section 6.02(b) have been satisfied and that the statements therein are true and correct;

(b)	if Creditor is an entity, attaching a certificate of status issued by the Secretary of State of the State of Creditor’s organization, dated as of a date within 5 days of the Closing Date; and

(c)	A copy of Creditor’s signed W-9 or similar instrument if a foreign person or entity.

Section 2.04 Company Actions and Deliverables at the Closing. At the Closing, the Company shall:

(a)	Pay to Creditor the initial portion of the Settlement Payment as set forth in Section 2.01(b)(i) to the Creditor pursuant to the wire instructions as set forth on Exhibit A.

(b)	Deliver to the Creditor a certificate of the Secretary of the Company, dated as of the Closing Date, and:

(i)	certifying that the conditions set forth in Section 6.03(a) and Section 6.03(b) have been satisfied and that the statements therein are true and correct; and

(ii)	attaching a certificate of status issued by the Delaware Secretary of State for the Company, dated as of a date within 5 days of the Closing Date.

Section 2.05 Additional Documents. At and following the Closing, the Parties shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to or following the Closing, together with such other items as may be reasonably requested by the Parties and their respective legal counsel in order to effectuate or evidence the Transactions.

Section 2.06 Taxes. Each Party will directly pay any sales, use, value added, transfer, stamp, registration, documentary, excise, real property transfer or gains, or similar Taxes incurred or payable by such Party as a result of the Transactions.

Article III. Representations and Warranties of Creditor

As an inducement to, and to obtain the reliance of the Company, Creditor represents and warrants to the Company, as of the Effective Date and as of the Closing Date, except as otherwise specifically set forth below as to representations and warranties which speak solely with respect to a particular date as follows:

Section 3.01 Corporate Existence and Power. Creditor is a natural person or is an entity duly organized, validly existing, and in good standing under the Laws of the state of its organization, and has the power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Creditor has full power and authority to carry on its businesses as it is now being conducted and as now proposed to be conducted and to own or lease its properties and assets.

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Section 3.02 Due Authorization. If Creditor is an entity, the execution, delivery and performance of this Agreement does not, and the consummation of the Transactions will not, violate any provision of the Creditor organizational or governing documents (the “Organizational Documents”). Creditor has taken all actions required by Law, its Organizational Documents (if applicable) or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the Transactions.

Section 3.03 Valid Obligation. This Agreement and all Transaction Documents executed by Creditor in connection herewith constitute the valid and binding obligations of Creditor, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.04 No Conflict With Other Instruments. The execution of this Agreement by Creditor and the consummation of the Transactions by Creditor will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Creditor is a party or to which any of their respective assets, properties or operations are subject.

Section 3.05 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by the Creditor requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Governmental Authority.

Section 3.06 Right and Title to Debt and Instruments. Creditor legally and beneficially owns the Debt and no other person or entity has any rights therein or thereto. There are no Liens or other encumbrances of any kind on the Debt and Creditor has the sole right to settle the Debt as set forth herein. There are no outstanding options, warrants or other similar agreements with respect to the Debt.

Section 3.07 Approval of Agreement. If Creditor is an entity, the Board of Directors, managers, or other governing body or persons of Creditor have authorized the execution and delivery of this Agreement by Creditor and have approved this Agreement and the Transactions.

Section 3.08 No Brokers. Creditor has not retained any broker or finder in connection with any of the Transactions, and Creditor has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the Transactions.

Article IV. Representations and Warranties of the Company

As an inducement to, and to obtain the reliance of Creditor, the Company represents and warrants to Creditor as of the Effective Date and as of the Closing Date except as otherwise specifically set forth below as to representations and warranties which speak solely with respect to a particular date, and other than as set forth in the reports and filings made by the Company with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933 as amended, or the Exchange Act (the “SEC Reports”), as follows:

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Section 4.01 Corporate Existence and Power. The Company is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The SEC Reports contain copies of the articles of incorporation and bylaws of the Company as in effect on the Effective Date (the “Company Organizational Documents”). The execution and delivery of this Agreement does not, and the consummation of the Transactions will not, violate any provision of the Company Organizational Documents. The Company has taken all action required by Law, the Company Organizational Documents, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by Law, the Company Organizational Documents or otherwise to consummate the Transactions.

Section 4.02 Due Authorization. The execution, delivery and performance of this Agreement does not, and the consummation of the Transactions will not, violate any provision of the Company Organizational Documents. The Company has taken all actions required by Law, the Company Organizational Documents or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the Transactions.

Section 4.03 Valid Obligation. This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligations of the Company, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 4.04 No Conflict With Other Instruments. The execution of this Agreement by the Company and the consummation of the Transactions by the Company will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or to which any of its assets, properties or operations are subject.

Section 4.05 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by the Company requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Governmental Authority.

Section 4.06 Approval of Agreement. The Company Board has authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the Transactions.

Section 4.07 No Brokers. The Company has not retained any broker or finder in connection with any of the Transactions, and the Company has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the Transactions.

Article V. Additional Covenants of the Parties

Section 5.01 Third Party Consents and Certificates. The Company and Creditor agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the Transactions.

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Section 5.02 Notices of Certain Events. In addition to any other notice required to be given by the terms of this Agreement, each of the Parties shall promptly notify each of the other Parties of:

(a)	any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the Transactions;

(b)	any notice or other communication from any governmental or regulatory agency or authority in connection with the Transactions; and

(c)	any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such Party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant hereto or that relates to the consummation of the Transactions.

Section 5.03 Release of Claims at the Closing.

(a)	Effective as of the Closing Date and conditioned on the occurrence of the Closing, conditioned thereon, the Company, for itself and its Affiliates, and for each of their respective predecessors, successors, assigns, heirs, representatives, officers, directors, managers and agents and for all related parties, and all persons acting by, through, under or in concert with any of them in both their official and personal capacities (collectively, the “Company Parties”) hereby irrevocably, unconditionally and forever release, discharge and remise Creditor and its Affiliates, and each of their respective predecessors, successors, assigns, heirs, representatives, officers, directors, shareholders, managers, members, partners, and agents and for all related parties and all persons acting by, through, under or in concert with any of them in both their official and personal capacities (collectively, the “Creditor Parties”), from all claims of any type and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, wrongs, liabilities, obligations, liens, expenses, costs, interest, fines, fees, charges, penalties, undertakings, warranties, remedies, promises, sums of money, damages (including past, present and future damages as well as direct, indirect, consequential, liquidated, unliquidated and punitive damages), judgments, executions, claims and demands whatsoever, in law or in equity, whether known or unknown, discoverable or undiscoverable, concealed or obvious, foreseen or unforeseen, choate or inchoate, disputed or undisputed, whether absolute or contingent, direct or indirect, matured or unmatured, suspected to exist or not suspected to exist, anticipated or unanticipated, whether contractual, quasi-contractual, extra-contractual or in tort, in law or in equity that any of the Company Parties may have now or may have in the future, against any of the Creditor Parties to the extent that those claims arose, may have arisen, or are based on events which occurred at any point in the past up to and including the Closing Date, including, without limitation, any such matters related to or arising out of the Debt or the Instruments or the transactions contemplated therein, but excluding any claims arising out of or pertaining to the enforcement of this Agreement (collectively, the “Company Released Claims”). The Company represents and warrant that no Company Released Claim released herein has been assigned, expressly, impliedly, or by operation of law, and that all Company Released Claims released herein are owned by the Company, which has the respective sole authority to release them. The Company agrees that the Company shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit action or proceeding, judicial, administrative or otherwise collect or enforce any Company Released Claim, which is released and discharged herein.

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(b)	Effective as of the Effective Date, the Creditor, for itself and all other Creditor Parties, and each of their respective predecessors, successors, assigns, heirs, representatives, officers, directors, managers and agents and for all related parties, and all persons acting by, through, under or in concert with any of them in their official and personal capacities hereby irrevocably, unconditionally and forever releases, discharges and remises each and all of the Company Parties from all claims of any type and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, wrongs, liabilities, obligations, liens, expenses, costs, interest, fines, fees, charges, penalties, undertakings, warranties, remedies, promises, sums of money, damages (including past, present and future damages as well as direct, indirect, consequential, liquidated, unliquidated and punitive damages), judgments, executions, claims and demands whatsoever, in law or in equity, whether known or unknown, discoverable or undiscoverable, concealed or obvious, foreseen or unforeseen, choate or inchoate, disputed or undisputed, whether absolute or contingent, direct or indirect, matured or unmatured, suspected to exist or not suspected to exist, anticipated or unanticipated, whether contractual, quasi-contractual, extra-contractual or in tort, in law or in equity that any of the Creditor Parties may have now or may have in the future, against any of the Company Parties to the extent that those claims arose, may have arisen, or are based on events which occurred at any point in the past up to and including the Closing Date, including, without limitation, any such matters related to or arising out of the Debt or the Instruments or the transactions contemplated therein, but excluding any claims arising out of or pertaining to the enforcement of this Agreement (collectively, the “Creditor Released Claims”). Creditor represents and warrants that no Creditor Released Claim released herein has been assigned, expressly, impliedly, or by operation of law, and that all Creditor Released Claims released herein are owned collectively by Creditor, who has the sole authority to release them. Creditor agrees that it shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit action or proceeding, judicial, administrative or otherwise collect or enforce any Creditor Released Claim which is released and discharged herein.

(c)	Covenant Not to File a Claim and Indemnification.

(i)	The Company agrees, as of the Closing Date and conditioned on the occurrence of the Closing, not to file for itself or on behalf of any of the other Company Parties, and agrees not to be a party to or assist in, any suit, claim, charge, complaint, action, or cause of action against any of the Creditor Parties related to the Company Released Claims, and further agrees to indemnify and save harmless such Creditor Parties from and against any and all losses, including, without limitation, the cost of defense and legal fees, occurring as a result of any claims, charges, complaints, actions, or causes of action made or brought by any of the Company Parties against any of the Creditor Parties in violation of the terms and conditions of this Agreement. In the event that any of the Company Parties brings a suit, or is a party to any suit or assists in any suit, against any of the Creditor Parties in violation of this covenant, the Company agrees to pay any and all costs of the Creditor Parties, including attorneys’ fees, incurred by such Creditor Parties in challenging such action. Each of the Creditor Parties is an intended third-party beneficiary of this Agreement.

(ii)	Creditor agrees, as of the Closing Date and conditioned on the occurrence of the Closing, not to file for itself or on behalf of any of the other Creditor Parties, and agrees not to be a party to or assist in, any suit, claim, charge, complaint, action, or cause of action against any of the Company Parties related to the Creditor Released Claims, and further agrees to indemnify and save harmless such the Company Parties from and against any and all losses, including, without limitation, the cost of defense and legal fees, occurring as a result of any claims, charges, complaints, actions, or causes of action made or brought by any of the Creditor Parties against any of the Company Parties in violation of the terms and conditions of this Agreement. In the event that any of the Creditor Parties brings a suit, or is a party to any suit or assists in any suit, against any of the Company Parties in violation of this covenant, Creditor agrees to pay any and all costs of the Company Parties, including attorneys’ fees, incurred by such the Company Parties in challenging such action. Each of the Company Parties is an intended third-party beneficiary of this Agreement.

(d)	Compromise. This is a compromise and settlement of potential or actual disputed claims and is made solely for the purpose of avoiding the uncertainty, expense, and inconvenience of future litigation. Neither this Agreement nor the furnishing of any consideration concurrently with the execution hereof shall be deemed or construed at any time or for any purpose as an admission by any Party of any liability or obligation of any kind. Any such liability or wrongdoing is expressly denied. The Parties acknowledge that this Agreement was reached after good faith settlement negotiations and after each Party had an opportunity to consult legal counsel. This Agreement extends to, and is for the benefit of, the Parties, their respective successors, assigns and agents and anyone claiming by, through or under the Parties.

(e)	Waiver of California Civil Code Section 1542. To the extent that the laws of the State of California may apply hereto for any reason (provided that the Parties acknowledge and agree that this Agreement is intended to be governed by the laws of the State of Delaware, without application of the conflicts of laws provisions thereof), each of the Parties hereby waives any and all rights which it may have with respect to this Agreement or the subject matter hereof, under the provisions of Section 1542 of the Civil Code of the State of California as now worded and as hereafter amended, which section provides that: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

Article VI. Conditions to the Closing

Section 6.01 Conditions to the Obligations of all of the Parties. The obligations of all of the Parties to consummate the Closing are subject to the satisfaction, or waiver by each of the Parties, at or before the Closing Date, of all the following conditions:

(a)	The Zircon Transactions shall be closing substantially simultaneously as the Closing hereunder.

(b)	No provisions of any applicable Law, and no decree, order, judgment, writ, award, injunction, rule, stay, or restraining order or consent of or by any Governmental Authority shall prohibit or impose any condition or prohibition on the consummation of the Closing.

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(c)	There shall not be any Action brought by a third-party non-Affiliate to enjoin or otherwise restrict the consummation of the Closing.

(d)	The Parties shall have received all necessary approvals from all required Governmental Authorities to consummate the Transactions.

(e)	The Company Board shall have approved this Agreement and the Transactions and shall not have withdrawn such approval.

Section 6.02 Conditions to the Obligations of the Company for the Closing. The obligations of the Company to consummate the Closing are subject to the satisfaction (or waiver by the Company), at or before the Closing Date, of the following conditions:

(a)	The representations and warranties made by Creditor in this Agreement shall have been true and correct when made and shall be true and correct in all material respects (other than representations and warranties which are qualified as to materiality and the representations and warranties in Section 3.06, which shall each be true and correct in all respects) at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, except for changes therein permitted by this Agreement; and

(b)	Creditor shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Creditor prior to or at the Closing.

Section 6.03 Condition to the Obligations of Creditor for the Closing. The obligations of Creditor to consummate the Closing are subject to the satisfaction (or waiver by Creditor, at or before the Closing Date, of the following conditions:

(a)	The representations and warranties made by the Company in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, except for changes therein permitted by this Agreement; and

(b)	The Company shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company prior to or at the Closing.

Article VII. Termination; Survival

Section 7.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a)	By the mutual written consent of the Company and Creditor;

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(b)	By the Company (i) if the conditions to the Closing as set forth in Section 6.01 and Section 6.02 have not been satisfied or waived by the Company, which waiver the Company may give or withhold in its sole discretion, by the Termination Date, provided, however, that the Company may not terminate this Agreement pursuant to this clause (i) of this Section 7.01(b) if the reason for the failure of any such condition to occur was the breach of the terms of this Agreement by the Company; or (ii) if there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of the Creditor contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Section 6.02 not to be satisfied, and such violation, breach or inaccuracy has not been waived by the Company or cured by Creditor, applicable, within five (5) Business Days after receipt by Creditor of written notice thereof from the Company or is not reasonably capable of being cured prior to the Termination Date;

(c)	By Creditor (i) if the conditions to Closing as set forth in Section 6.01 and Section 6.03 have not been satisfied or waived by Creditor, which waiver Creditor may give or withhold in its sole discretion, by the Termination Date, provided, however, that Creditor may not terminate this Agreement pursuant to this clause (i) of this Section 7.01(c) if the reason for the failure of any such condition to occur was the breach of the terms of this Agreement by Creditor; or (ii) if there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of the Company contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Section 6.03 not to be satisfied, and such violation, breach or inaccuracy has not been waived by Creditor or cured by the Company, applicable, within five (5) Business Days after receipt by the Company of written notice thereof from Creditor or is not reasonably capable of being cured prior to the Termination Date; or

(d)	By any Party, if a court of competent jurisdiction or other Governmental Authority shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions and such order or action shall have become final and nonappealable.

Section 7.02 Specific Enforcement. Notwithstanding the foregoing, the Parties acknowledge and agree that (i) if the Company has a right to terminate this Agreement pursuant to the provisions of clause (ii) of Section 7.01(b), the Company may elect not to terminate this Agreement and may instead seek to specifically enforce this Agreement pursuant to the provisions of Section 9.17; and (ii) if Creditor has a right to terminate this Agreement pursuant to the provisions of clause (ii) of Section 7.01(c), Creditor may elect not to terminate this Agreement and may instead seek to specifically enforce this Agreement pursuant to the provisions of Section 9.17.

Section 7.03 Survival After Termination. If this Agreement is terminated in accordance with Section 7.01, this Agreement shall become void and of no further force and effect with no liability to any Person on the part of any Party hereto (or any officer, agent, employee, direct or indirect holder of any equity interest or securities, or Affiliates of any Party); provided, however, that this Section 7.03 and Article IX shall survive the termination of this Agreement and nothing herein shall relieve any Party from any liability for fraud or any breach of the provisions of this Agreement occurring prior to the termination of this Agreement.

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Article VIII. Indemnification

Section 8.01 Indemnification of Company. Provided that the Closing occurs, Creditor hereby agrees to indemnify and hold harmless to the fullest extent permitted by applicable law the Company, each of its Affiliates and each of its and their respective members, managers, partners, directors, officers, employees, shareholders, attorneys, agents and permitted assignees (each a “Company Indemnified Party”), against and in respect of any and all out-of-pocket loss, cost, payments, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses” and each individually a “Loss”) incurred or sustained by any Company Indemnified Party as a result of or in connection with any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of Creditor contained herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto.

Section 8.02 Indemnification of Creditor. Provided that the Closing occurs, the Company hereby agrees to indemnify and hold harmless to the fullest extent permitted by applicable law Creditor and each of its officers, directors, employees, shareholders, attorneys, agents and permitted assignees (each a “Creditor Indemnified Party”), against and in respect of any and all Losses incurred or sustained by any Creditor Indemnified Party as a result of or in connection with any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of the Company contained herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto.

Section 8.03 Procedure. The following shall apply with respect to all claims by any Creditor Indemnified Party or Company Indemnified Party for indemnification with respect to actions by third-parties (with any references herein to an “Indemnified Party” being a reference to a Creditor Indemnified Party or a Company Indemnified Party, as applicable, and any references herein to an “Indemnifying Party” being a reference to the Company or Creditor, as applicable):

(a)	Third-Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third-Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 8.03(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof, provided that the fees and disbursements of such counsel shall be at the expense of the Indemnified Party.

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(b)	Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 8.03(b). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party consents to such firm offer the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party objects to such offer, or does not provide a response to such firm offer within ten days after its receipt of such notice (in which case the Indemnified Party shall be deemed to not have consented to such offer), the Indemnified Party shall thereafter assume the defense of such Third-Party Claim and shall continue to contest or defend such Third-Party Claim and in such event the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party has assumed the defense pursuant to this Section 8.03(b), the Indemnified Party shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c)	Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) calendar days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) calendar day period, the Indemnifying Party shall be deemed to have accepted liability for such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(d)	Cooperation. Upon a reasonable request made by the Indemnifying Party, each Indemnified Party seeking indemnification hereunder in respect of any Direct Claim, hereby agrees to consult with the Indemnifying Party and act reasonably to take actions reasonably requested by the Indemnifying Party in order to attempt to reduce the amount of Losses in respect of such Direct Claim. Any costs or expenses associated with taking such actions shall be included as Losses hereunder.

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Section 8.04 Periodic Payments. Any indemnification required by this Article VIII for costs, disbursements or expenses of any Indemnified Party in connection with investigating, preparing to defend or defending any Action shall be made by periodic payments by the Indemnifying Party to each Indemnified Party during the course of the investigation or defense, as and when bills are received or costs, disbursements or expenses are incurred.

Section 8.05 Insurance. Any indemnification payments hereunder shall take into account any insurance proceeds or other third-party reimbursement actually received.

Section 8.06 Time Limit. The obligations of Creditor and the Company under Section 8.01 and Section 8.02 respectively shall expire two (2) years from the Closing Date, except with respect to (i) an indemnification claim asserted in accordance with the provisions of this Article VIII which remains unresolved, for which the obligation to indemnify shall continue until such claim is resolved; and (ii) resolved claims for which payment has not yet been paid to the Indemnified Party.

Section 8.07 Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and any Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the any Indemnified Party or by reason of the fact that such Indemnified Party knew or should have known that any such representation or warranty is, was or might be inaccurate.

Section 8.08 Exclusive Remedy. In the event that the Closing occurs, the indemnification provisions contained in this Article VIII shall be the sole and exclusive remedy of the Parties with respect to the Transactions for any and all breaches or alleged breaches of any representations, warranties, covenants or agreements of the Parties hereto or any other provision of this Agreement or arising out of the Transactions, except (i) with respect to any equitable remedy to which such Party may be entitled to with respect to any claims or causes of action arising from the breach of any covenants or agreement of a Party that is to be performed subsequent to the Closing Date, or (ii) with respect to a Party, an actual and intentional fraud with respect to this Agreement and the Transactions. In furtherance of the foregoing, each Party hereto, for itself and on behalf of its Affiliates, hereby waives, from and after the Closing, to the fullest extent permitted under applicable law and except as otherwise specified in this Article VIII, any and all rights, claims and causes of action it may have against any other Party hereto relating to the subject matter of this Agreement or any other agreement, certificate or other document or instrument delivered pursuant to this Agreement, arising under or based upon any applicable law.

Article IX. Miscellaneous

Section 9.01 Notices.

(a)	Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Company, to:

Harmony Energy Technologies Corp

Attention: Demin (Fleming) Huang

165 Broadway, Floor 23

New York, NY 10006

Email: fleming.huang@hetcusa.com

If to Creditor, to the address as set forth on the signature page hereof.

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(b)	Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

(c)	Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 9.02 Governing Law; Jurisdiction. This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of Delaware, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Delaware. Subject to the provisions of Section 9.04, each of the Parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the state or federal courts of the United States with jurisdiction in New York City, New York. By execution and delivery of this Agreement, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

Section 9.03 Waiver of Jury Trial.

(a)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.03(a).

(b)	Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

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Section 9.04 Arbitration.

(a)	The Parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (the “Arbitrator”). Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

(b)	If the Parties cannot agree upon the Arbitrator within ten (10) Business Days of the commencement of the efforts to so agree on an Arbitrator, each of the Company and Creditor shall select one arbitrator and the two arbitrators so selected shall select the sole Arbitrator who shall hear and resolve the dispute.

(c)	The laws of the State of Delaware shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement and any agreement contemplated hereby shall be governed by the laws of the State of Delaware applicable to a contract negotiated, signed, and wholly to be performed in the State of Delaware, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

(d)	The arbitration shall be held in New York City, New York in accordance with and under then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

(e)	On application to the Arbitrator, any Party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 9.04(b).

(f)	The Arbitrator may, at his discretion and at the expense of the Party who will bear the cost of the arbitration, employ experts to assist him in his determinations.

(g)	The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief, as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful Party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the Parties and not subject to appeal.

(h)	Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The Parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) located in New York City, New York to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration. The Parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the Parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the Parties) shall have been absent from such arbitration for any reason, including that such Party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

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Section 9.05 Limitation on Damages. In no event will any Party be liable to any other Party under or in connection with this Agreement or in connection with the Transactions for special, general, indirect or consequential damages, including damages for lost profits or lost opportunity, even if the Party sought to be held liable has been advised of the possibility of such damage.

Section 9.06 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 9.07 Third Party Beneficiaries. This Agreement is strictly between the Parties, and except as specifically provided herein, no other Person and no director, officer, shareholder, member, employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Agreement.

Section 9.08 Expenses. Subject to Article VIII and Section 9.06, whether or not the Transactions are consummated and other than as specifically set forth herein, each of the Parties will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Transactions.

Section 9.09 Entire Agreement. This Agreement and the other agreements and documents references herein represent the entire agreement between the Parties relating to the subject matter thereof and supersede all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter, provided that the Parties acknowledge and agree that the Company and Creditor have entered into that certain Mutual Non-Disclosure Agreement, dated June 9, 2022, which shall remain in full force and effect in accordance with its terms.

Section 9.10 Survival. The representations and warranties of the respective Parties herein shall survive the Closing Date and the consummation of the Transactions for a period of two years. The covenants and other agreements of the respective Parties herein shall survive the Closing until fully performed, or for the maximum period permitted by applicable Laws, whichever is less.

Section 9.11 Amendment; Waiver; Remedies.

(a)	This Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by both of the Parties.

(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

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(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein, nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

Section 9.12 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

Section 9.13 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

Section 9.14 No Assignment or Delegation. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Parties and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

Section 9.15 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each Party shall use their respective commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the Transactions shall be consummated as soon as practicable, and to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement and the Transactions.

Section 9.16 Further Assurances. From and after the Effective Date, each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the Transactions.

Section 9.17 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 9.18 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures Appear on Following Pages]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Harmony Energy Technologies Corp

By:
Name:	Demin (Fleming) Huang
Title:	Chief Financial Officer

Creditor:

By:

Name:

Title:
(if applicable)

Address for notices:

Email:

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Exhibit A

Debt; Instruments; Payment Amount; Wire Instructions

Debt:	$__________________________

Instruments:	_______________________________________________________
_______________________________________________________
_______________________________________________________

Settlement Payment:	$____________________________

Creditor Wire Instructions:

[___________________]

[___________________]

[___________________]

[___________________]

[___________________]

[___________________]

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